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Exhibit 5.1 to Form F-10
(Exhibit 23.1 to Form F-3)

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-215992, 333-215992-01 and 333-215992-02 of our reports dated March 30, 2016, relating to the consolidated financial statements of Brookfield Asset Management Inc. (the "Company"), and the effectiveness of the Company's internal control over financial reporting, incorporated by reference in the Annual Report on Form 40-F of the Company for the year ended December 31, 2015, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte LLP

Licensed Chartered Accountants
Chartered Professional Accountants
Toronto, Canada
February 17, 2017

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  Exhibit 5.1 to Form F-10 (Exhibit 23.1 to Form F-3)
Consent of Independent Registered Public Accounting Firm